UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
Latch, Inc. (the “Company”) is aware that the Federal Deposit Insurance Corporation (the “FDIC”) has been appointed receiver of Silicon Valley Bank (“SVB”) due to concerns regarding SVB’s liquidity and the closure of SVB by the California Department of Financial Protection and Innovation. As of March 8, 2023, the Company had deposits in various accounts with SVB of approximately $3.1 million (a portion of which the Company believes is insured by the FDIC), which represents less than 2% of the Company’s total cash and cash equivalents and current and non-current available-for-sale securities. The Company is also aware that the FDIC has been appointed receiver of Signature Bank. The Company does not have any deposits with Signature Bank.
The U.S. Department of the Treasury, the U.S. Federal Reserve, and the FDIC issued a joint statement on March 12, 2023, announcing that “Secretary [of the Treasury Janet L. Yellen] approved actions enabling the FDIC to complete its resolution of [SVB] in a manner that fully protects all depositors” and that “[d]epositors will have access to all of their money [held in SVB bank accounts] starting Monday, March 13.” Upon receipt of all or a portion of its deposits held in SVB bank accounts, the Company intends to transfer such deposits to an internationally recognized and reputable money center bank.
The Company’s total cash and cash equivalents and current and non-current available-for-sale securities as of March 8, 2023, was approximately $215.4 million. Of this $215.4 million, approximately $61.4 million is in a custodial account held by U.S. Bank National Association (“U.S. Bank”) and for which SVB Asset Management (a registered investment advisor and non-bank affiliate of SVB) has provided investment management services. The Company has initiated the process to appoint a different third-party advisor to perform such investment management services and, at this time, the Company does not believe it will suffer a material loss in respect of the assets held by U.S. Bank in relation to the foregoing arrangement with SVB Asset Management. Due to the recent developments involving SVB, it is possible the Company could experience delays in the transition of the investment management services performed by SVB Asset Management to a different third-party advisor.
On March 13, 2023, the Company issued a press release related to the information described above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of the Company’s technology and products. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance and operations, and the related benefits to stockholders, customers and residents; the Company’s strategy; and the impacts of SVB’s closure and insolvency on the Company’s assets, directly or indirectly as a result of the recent developments involving SVB. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 13, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	March 13, 2023	By:	/s/ Marc Landy
		Name:	Marc Landy
		Title:	Interim Chief Financial Officer